SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                            FORM 8-K/A
                        (Amendment No. 1)

                          CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF
               THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): November 4, 2005

                   COMMISSION FILE NO. 0-49915


                   MT Ultimate Healthcare Corp.
                  -----------------------------
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             Nevada                                    88-0474056
  ---------------------------------          --------------------------------
   (STATE OR OTHER JURISDICTION OF          (IRS EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)


          18301 VON KARMAN, SUITE 250, IRVINE, CA, 92612
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             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                          (949) 260-0150
              --------------------------------------
                    (ISSUER TELEPHONE NUMBER)


       45 Main Street, Suite 617, Brooklyn, New York 11201
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                         (FORMER ADDRESS)

This Amendment No. 1 to Current Report on Form 8-K amends and restates the information previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2005. This Amendment No. 1 reflects the closing of the Spinoff with the former controlling shareholders of the Registrant on December 15, 2005 and the December 27, 2005 sale of additional Notes in an aggregate principal amount of $850,000 and additional warrants to purchase an aggregate of 4,250,000 shares of common stock, for an aggregate purchase price of $850,000 pursuant to the November 4, 2005 Securities Purchase Agreement. This Amendment No. 1 also includes certain historical and pro forma financial information not previously included.

           FORWARD LOOKING STATEMENTS DISCLAIMER RISKS


Statements herein which are not statements of historical fact are forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of MT Ultimate Healthcare Corp., and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-QSB.

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 4, 2005 (the "Closing"), MT Ultimate Healthcare Corp. (the "Registrant" or "Company") entered into a Securities Purchase Agreement (the "Agreement") with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified"), and New Millennium Capital Partners II, LLC ("New Millennium") (Partners, Offshore, Qualified and New Millennium are collectively referred to herein as the "Buyers") to purchase callable secured convertible notes having an aggregate principal amount of $3,000,000, a 8% annual interest rate payable quarterly, provided that no interest shall be due and payable for any month in which the trading price of the Company's common stock on the OTB Bulletin Board is greater than $0.02 for each intraday trading day of the month, a term of three (3) years, and a conversion price, as of Closing, of $0.01 per share (the "Notes"). As of Closing, the $3,000,000 of Notes were convertible into 300,000,000 shares of Common Stock. The Company may call the notes at a premium upon certain conditions. The Agreement also provided for the issuance of warrants to purchase an aggregate of up to 15,000,000 shares of the Company's Common Stock, with an exercise price of $0.10 per share (the "Warrants"). As of the date of this Report, the Registrant had received $2,150,000 in connection with the Agreement and had issued Warrants to purchase 10,750,000 shares of Common Stock to the Buyers.

Pursuant to the Agreement, the Buyers agreed to purchase additional Notes in an aggregate principal amount of $850,000 and additional warrants to purchase an aggregate of 4,250,000 shares of common stock, for an aggregate purchase price of $850,000, within five days of a Registration Statement covering the shares convertible in connection with the Notes being declared effective by the SEC.

In connection with the Agreement, the Registrant entered into a Security Agreement, whereby it granted the Buyers a continuing and first priority security interest in the Registrant's general assets including all of the
Company's:

          .    Goods, including without limitations, all machinery,
          equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated;

          .    Inventory (except that the proceeds of inventory and accounts receivable

          .    Contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds; and

          .    Receivables including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each receivable, including any right of stoppage in transit; and

          .    Documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing and the Registrant's intellectual property (the "Intellectual Property Security Agreement").

Additionally, in connection with the Closing, the Company entered into an Intellectual Property Security Agreement with the Buyers, whereby the Company granted the Buyers a security interest in all of the Company's software programs, including source code and data files, then owned or thereafter acquired, all computers and electronic processing hardware, all related documentation, and all rights with respect to any copyrights, copyright licenses, intellectual property, patents, patent licenses, trademarks, trademark licenses or trade secrets.


CALLABLE SECURED CONVERTIBLE NOTES

The conversion price of the Notes is determined at the time of conversion and is calculated as the lesser of the ariable Conversion Price or $0.01 (the "Conversion Price"). The Variable Conversion Price is the average of the three
(3) lowest trading prices of the Registrant's common stock, $.001 par value per share (the "Common Stock") during the twenty (20) trading day period ending one trading day before the date that a Buyer sends notice of conversion to the Registrant multiplied by 50%, subject to adjustment in the Notes. In the event that the Company announces a merger other than when the Company is the surviving entity or sells or transfers all or substantially all of the assets of the Company, or any person announces a tender offer to purchase more than 50% of the Company's then outstanding common stock, the Conversion Price is adjusted pursuant to the Note.

If a Buyer gives the Company a notice of conversion relating to the Note and the Company is unable to issue such Buyer the shares of common stock underlying the Note within five days from the date of receipt of such notice, the Company is obligated to pay the Buyer $2,000 for each day that the Company is unable to deliver such stock underlying the Note.

The Notes contained a provision whereby no Buyer is able to convert any part of the Notes into shares of the Company's common stock, if such conversion would result in beneficial ownership by the Buyer and its affiliates of more than 4.99% of the Company's then outstanding shares of Common Stock.

The Notes included anti-dilution rights, whereby the Conversion Price of the Notes shall be adjusted in the event that the Company issues or sells any shares of the Company's common stock for no consideration or consideration less than the average of the last reported sale prices for the shares of the Company's common stock on the OTCBB for the five (5) trading days immediately preceding such date of issuance or sale. The Conversion Price of the Notes are also proportionately increased or decreased in the event of a reverse stock split or forward stock split, respectively. The Conversion Price is also adjusted pursuant to the Notes in the event the Company effects a consolidation, merger or sale of substantially all its assets (which may also be treated as an Event of Default, as defined below) or if the Company declares or makes any distribution of its assets (including cash) to holders of its common stock, as provided in the Notes.

Upon an Event of Default under the Notes, and in the event the Buyers give the Company a written notice of default, an amount equal to 130% of the amount of the outstanding Notes and interest thereon shall become immediately due and payable or another amount as otherwise provided in the Notes. Events of Default under the Notes include failure to pay any amount of principal or interest on the Notes, if the Company fails to issue shares to the Buyers upon conversion of the Notes, and such failure continues for ten days after notification by the Buyers; if the Company fails to file a Registration Statement with the SEC within sixty days of the Closing, or January 3, 2006, or fails to obtain effectiveness of such Registration Statement within 150 days of the Closing (or 175 days if the Company is making a good faith effort to respond to the SEC's comments), or an effective Registration Statement covering such shares ceases to be effective for any ten consecutive days or any twenty days in any twelve month period; the Company breaches any of the convents contained in the Notes; the Company breaches any representations and warranties made in any Closing document; the Company appoints a receiver or trustee or makes an assignment for the benefit of creditors; any judgment is filed against the Company for more than $50,000; bankruptcy proceedings are brought against the Company and such proceedings are not stayed within sixty days of such proceedings being brought; or if the Company's common stock is delisted from the OTCBB or equivalent replacement exchange.

Each Note also contains a call option in favor of the Company, whereby as long as no Event of Default has occurred, the Company has a sufficient number of authorized shares reserved for issuance upon full conversion of the Notes and the Company's common stock is trading at or below $0.01 per share (subject to adjustment in the Note), the Company has the right to prepay all or a portion of the Note. The prepayment amount is equal to the total amount of principal and accrued interest outstanding under the Note, and any other amounts which may be due to the Buyers, multiplied by either (i) 120% (for prepayments occurring within thirty (30) days of the issue date of the Note), (ii) 125% for prepayments occurring between thirty-one (31) and sixty (60) days of the issue date of the Note, or (iii) 130% (for prepayments occurring after the sixtieth (60th) day following the issue date of the Note).

In the event that the average daily trading price of the Company's common stock for each day of any month following the date of the issuance of the Note is below $0.01, the Company may at its option prepay a portion of the outstanding principal amount of the Notes equal to 104% of the principal amount thereof divided by thirty-six plus one month's interest on the Note, or the amount of the remaining principal and interest, whichever is less. No Buyer shall be entitled to convert any portion of the Notes during any month after the month on which the Company exercises this prepayment option. Additionally, the Buyers are not entitled to convert any portion of the Note during any month in which the Company exercises its prepayment right pursuant to this paragraph.

STOCK PURCHASE WARRANTS

The Warrants expire five years from their date of issuance. The Warrants include anti-dilution rights, whereby the exercise price of the Warrants shall be adjusted in the event that the Company issues or sells any shares of the Company's common stock for no consideration or consideration less than the average of the last reported sale prices for the shares of the Company's common stock on the OTCBB for the five (5) trading days immediately preceding such date of issuance or sale. The exercise price of the Warrants are also proportionately increased or decreased in the event of a reverse stock split or forward stock split, respectively. The exercise price is also adjusted pursuant to the Warrants in the event the Company effects a consolidation, merger or sale of substantially all of its assets and/or if the Company declares or makes any distribution of its assets (including cash) to holders of its common stock as a partial liquidating dividend, as provided in the Warrants.

The Warrants also contain a cashless exercise, whereby after the expiration of 90 days from the date of the Closing, and if a registration statement covering the Warrants is not effective, the Buyers may convert the Warrants into shares of the Company's restricted common stock. In the event of a cashless exercise under the Warrants, in lieu of paying the exercise price in cash, the Buyers can surrender the Warrant for the number of shares of common stock determined by multiplying the number of Warrant shares to which it would otherwise be entitled by a fraction, the numerator of which is the difference between the average of the last reported sale prices for the Company's common stock on the OTCBB for the five trading days preceding such date of exercise and the exercise price (the "Market Price"), and the denominator of which is the then current Market Price per share of Common Stock. For example, if the Buyer is exercising 100,000 Warrants with a per Warrant exercise price of $0.75 per share through a cashless exercise when the Market Price of the Company's common stock is $2.00 per share, then upon such cashless exercise the Buyer will receive 62,500 shares of the Company's common stock.

REGISTRATION RIGHTS AGREEMENT

In connection with the Agreement, the Registrant entered into a Registration Rights Agreement with the Buyers that grants the Buyers demand registration rights with respect to 200% of the Common Stock underlying the Notes and 200% of the Common Stock underlying the Warrants (the "Registration"). The Registrant will be subject to the payment of certain damages in the event that it does not satisfy its obligations including its obligation to have the Registration declared effective by the Securities and Exchange Commission on or prior to one hundred fifty (150) days from Closing, or Monday April 3, 2006; in the event that after the Registration Statement is declared effective by the SEC, sales of the Company's securities cannot be made pursuant to the Registration Statement; and in the event that the Company's common stock is not listed on the OTC Bulletin Board or the NASDAQ, New York of American stock exchanges (the "Penalized Events"). The damages are equal to 0.02 times the number of months (prorated for partial months) that such Penalized Event occurs (subject to adjustment as provided in the Registration Rights Agreement).

SIDE LETTER AGREEMENT

We entered into a Side Letter Agreement on November 10, 2005, with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified"), and New Millennium Capital Partners II, LLC ("New Millennium"), collectively the "Buyers" (the "Side Letter"). The Side Letter provided that in consideration for the sale of the new Notes, the Buyers agreed that the face amount of the $500,000 of notes and 700,000 in warrants to purchase shares of the Company's common stock at an exercise price of $0.45 per share, issued to the Buyers in August 2004, pursuant to a Securities Purchase Agreement entered into on August 31, 2004 (the "August 2004 Securities Purchase Agreement") and the $200,000 in notes and 200,000 in warrants which remained to be issued upon the effectiveness of a registration statement covering such notes (collectively the "August 2004 Convertible Notes" and "August 2004 Warrants") shall be included in the amount advanced to the Company under the new Notes. The Side Letter also provided that the terms of the November 2005 Securities Purchase Agreement (the "Agreement") shall supercede the prior August 2004 Securities Purchase Agreement and that all interest, penalties, fees, charges or other obligations accrued or owed by the Company to the Buyers pursuant to the August 2004 Securities Purchase Agreement ("Prior Obligations") are waived, provided that in the event of any material breach of the November 2005 Agreement by the Company, which breach is not cured within five days of receipt by the Company of written notice of such breach, the novation of the August 2004 Securities Purchase Agreement and the waiver of the Prior Obligations shall be revocable by the Buyers and all Prior Obligations shall be owed as if the August 2004 Securities Purchase Agreement was never superceded.


FACTORING AND SECURITY AGREEMENT

On November 8, 2005, iTechexpress, Inc., a Nevada corporation ("iTech") and Drug Consultants, Inc. ("DCI"), a California corporation, entered into a Factoring and Security Agreement to sell accounts receivables to Systran Financial Services Corporation ("Systran"). The purchase price for each account sold is the face amount of the account less a discount of 1.5%. All accounts sold are with recourse by Systran. Systran may defer making payment to iTech of a portion of the purchase price payable for all accounts purchased which have not been paid up to 10.0% of such accounts (reserve). All of iTech's and DCI's accounts receivable are pledged as collateral under this agreement. The initial term is for thirty six months and will automatically renew for an additional twelve months at the end of the term, unless iTech gives thirty days written notice of its intention to terminate the Factoring Agreement.


ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

PURCHASE OF ITECHEXPRESS, INC.

On November 4, 2005, the Company and iTechexpress, Inc., a Nevada corporation ("iTech") and the former iTech shareholders entered into a Share Exchange and Reorganization Agreement (the "Exchange" or "Acquisition") whereby iTech became a wholly-owned subsidiary of the Company. As part of the Exchange, the Company acquired 100% of the issued and outstanding shares of iTech in exchange for 305,000,000 newly issued shares of the Company's common stock and the promise to issue an additional 523,333,333 shares of the Company's common stock at such time as the Company is able to increase its total authorized shares.

SALE OF BUSINESS AND ABUNDANT NURSING

On November 4, 2005 Macdonald Tudeme and Marguerite Tudeme (collectively, the "Tudemes"), the former controlling shareholders of the Company and the Company entered into a Spinoff Agreement ("Spinoff") which provided for (1) the transfer of the corporate names, business, operations, assets, properties, intellectual properties, trademarks, service marks, trade names, uniform resource locators, telephone numbers, and good will of the Company and its subsidiaries (other than iTech), together with the operating business of Abundant Healthcare Inc. ("Abundant"), to be placed into to a newly-formed Delaware corporation wholly-owned by the Company ("Newco"), (2) the acquisition by the Company from the Tudemes of their outstanding shares of capital stock of the Company, (3) the assumption and release by the Company and its subsidiaries and the Tudemes of certain liabilities, and (4) the sale to the Tudemes of all of the outstanding capital stock of Newco, and the payment to the Tudemes of $80,442.32 for amounts owed to the Tudemes and other creditors by the Company, of which $50,000 has previously been paid. As part of the Spinoff the Company agreed to use its best efforts to substitute the guarantee and collateral for the Company's obligation to the Internal Revenue Service and the NIR Group with guarantees and collateral of the Company in order relieve the Tudemes of their personal liability and to cause the lien and security interest relating to such obligations to be removed from the Tudemes' real estate and other assets.

The Company also entered into a Security Agreement ("Security Agreement") with Newco, whereby the Company pledged to Newco 20,000,000 shares of its common stock as collateral ("Collateral") to secure its performance and payment of the promissory note payable to Lisa Stern ("Stern Note") originally entered into as part of the Company's purchase of Abundant Nursing, Inc.("Abundant"). The Company will be in default under the Security Agreement upon the failure to pay any principal or interest of the Stern Note when due. Upon default, Newco is able to retain the Collateral and apply the consideration received from the Collateral against any principal and interest due.

The closing of the Spinoff took place on December 15, 2005.


PURCHASE OF DRUG CONSULTANTS, INC.

On November 7, 2005, iTech entered into a Stock Purchase Agreement ("Purchase") with Drug Consultants, Inc. ("DCI"), a California corporation whereby DCI became a wholly-owned subsidiary of iTech. As part of the Purchase, iTech purchased all of the outstanding shares of DCI from the former shareholder of DCI for a purchase price of $1,800,000, of which $1,600,000 was paid at the closing of the Purchase and $200,000 shall be paid pursuant to a Secured Promissory Note ("Promissory Note"). The Promissory Note is due in one payment of principal together with accrued but unpaid interest (accruing at the rate of seven percent (7%) per annum) on or before the sixtieth (60th) day following the closing of the Purchase, or January 6, 2006. The Promissory
Note is secured by a Stock Pledge Agreement ("Pledge Agreement"), whereby iTech pledged to the former DCI shareholder 51% of the stock of DCI ("DCI Stock") held by iTech to secure the full and prompt payment and performance by iTech of the Promissory Note. iTech shall be in default under the Pledge Agreement upon the failure to pay any principal or interest of the Promissory Note when due. Upon default, the former DCI shareholder shall retain the DCI Stock and can apply the consideration received from the DCI Stock against any principal and interest due. Additionally, any unpaid amount of the Promissory
Note if not paid when due, will bear interest at 12% per annum.

On November 4, 2005, in connection with the Purchase, we agreed to enter into a one year consulting contract with Carl E. Rowe, which pays Mr. Rowe $8,000 per month for his consulting services to us. The consulting agreement may be terminated by either side with cause or for the death or disability of Mr. Rowe.

As a result of these transactions the operations of the Company are comprised of the operations of iTech and DCI.

BUSINESSES OF ITECH AND DCI

iTech
------

iTech, established in 1999 and located in Irvine, California, places technicians into technical jobs in both commercial and government sectors on a national basis. iTech has performed various IT and staffing services for clients such as Best Buy, Equant NV and Office Depot. iTech maintains a proprietary database of over 3,500 staff associates and field technicians for servicing its clients.

iTech's wholly subsidiary, Success Development Group, Inc., a Nevada corporation, established in April 2000 ("SDG"), provides management services on behalf of iTech and other clients of iTech.

DCI
---

DCI, established in 1977 and located in Irvine, California, is engaged in furnishing personnel to perform a range of pharmacy technician, nursing and other health care services in support of the operations of government and commercial facilities. DCI currently operates under three State of California contracts, three years in length. DCI's largest client is the State of California and DCI provides many of its services in rural areas of California where health care professionals are not readily available. DCI's years of experience and database of health care professionals has allowed it to competitively price its services and expand its business to meet these unique requirements of the State of California. DCI became a wholly owned subsidiary of iTech on November 7, 2005.

We anticipate all of our revenues and operations to be affected through iTech and DCI. We anticipate approximately 90% of our revenues moving forward will come from the operations of DCI, with approximately 10% of our revenues coming from iTech.

COMPETITION AND COMPETITIVE STRATEGY

The medical staffing industry is both highly fragmented and highly competitive. There are a large number of firms engaged in the provision of medical personnel. A significant number of these companies are very small competitors operating on a localized basis. There are however, a few larger companies that operate on a national basis.

The Company competes in the medical staffing industry based primarily on its long-standing customer relationships and unique recruitment methods within the United States and abroad, as well as its willingness to provide support to its staff and superior client service.

The Company's recruitment methods include recruiting trained, experienced medical staff from schools and universities nurses from both within and outside of the US. When needed, the Company is sponsoring these medical staff in their employment within the U.S.

Some of the Company's employees are independent contractors, particularly Registered Nurses and Pharmacists due to their requirement to hold specialized licenses. As a result of being considered an independent contractor, these individuals are required to pay their own federal, state and local taxes.

To further maintain its competitive advantages, the Company intends to grow both organically and through acquisitions. The Company is seeking to expand into additional vertical markets through acquisitions and aggressive business development activities while providing additional services to its current client base.

The Company is using its relationships and existing business, processes and technology as a springboard from which to pursue the acquisition growth strategy. The Company plans to aggregate multiple providers to create a nationally recognized outsourced medical staffing service provider. The general criteria for acquisition targets are:

      . Service providers who provide similar services in other geographic areas;
      .  Service providers who have key client relationships;
      . Service providers who offer vertical services that complement the Company's;
      .  Year over Year Revenue Growth;
      .  Cash Flow Positive;
      .  Great customer relationships;

The competitive strategy that the Company is pursuing provides for maximizing the financial arbitrage inherent in the difference in enterprise values between small/medium-sized privately held businesses and an exceptionally run, nationally recognized, publicly-traded business. This is accomplished by tapping into the Company's experience, work process and systems, sophistication, proprietary databases and capital. The Company has available an extensive network of business professionals and industry associations that generate acquisition leads and an established and proven process for screening and evaluation acquisition targets.

The Company believes that a number of accretive businesses can successfully be acquired as the Company offers an opportunity for participation in a public entity that would not be typically available or provided by other buyers. As a result, revenues should quickly increase and the Company's integration team will be deployed to reduce costs and integrate acquired operations into the Company.

The Company also believes an opportunity to create additional value in the public company exists in the form of cost reductions by consolidating functions and employing centralized systems and solutions. The Company further believes that additional value can be created by undertaking regional or national marketing, something which an individual service provider would not have the budget for.

Further, the Company is also expanding into additional vertical markets through aggressive business development activities. Specifically, the Company has identified the following organic growth opportunities:

    . Expand service offerings beyond health care services to additional State of California agencies;
    . Leverage experience, process and contacts to provide similar services in other high-growth states such as Arizona, Nevada, Oregon and Utah; and
    . Expand health care service offerings to the commercial marketplace to meet their growing shortage of staff.


CLIENT BASE

iTech and DCI have a wide range of clients. The majority of DCI's revenue comes from the State of California. iTech has a diverse client base and has performed various IT and staffing services for clients such as Best Buy, Equant NV and Office Depot.

EMPLOYEES

DCI employs approximately 36 total employees, with 26 of those full-time and 10 part-time. iTech has 4 full-time employees.

DESCRIPTION OF PROPERTY

As a result of the Company's change in control, the Company's executive offices moved to Irvine, California where the Company, through iTech, subleases, on a month to month basis approximately 600 square feet of space. The Company has no written lease for this office space. The current monthly lease commitment is $600.

LEGAL PROCEEDINGS

The Company is not aware of any pending legal proceeding to which iTech or DCI are party to, which it considers material to its business operations.

RISK FACTORS

You should carefully consider the below risk factors and warnings before making an investment decision. The risks described below are not the only ones facing us. Additional risks that we do not yet know of or that we currently think are not material may also have an adverse effect on our business operations. If any of those risks or any of the risks described below actually occur our business could be adversely affected. In that case, the price of our Common Stock could decline, and you could lose all or part of your investment.

RISKS RELATING TO THE BUSINESS OF ITECH AND DCI

The more prominent risks and uncertainties inherent in the business of iTech and DCI, and risks in connection with the transactions described in this Report on Form 8-K are described below. Furthermore, additional risks and uncertainties not disclosed below may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations will likely suffer. Any of these or other factors could harm our business and future results of operations and may cause you to lose all or part of your investment.

     We will require significant additional capital to repay monies borrowed by us and continue our business operations.

We have entered into two Securities Purchase Agreements (the "Agreements") with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified"), and New Millennium Capital Partners II, LLC ("New Millennium"), individually an "Investor", collectively the "Investors" and as part of the Agreements, the Company on August 31, 2004, agreed to sell a $700,000 convertible note to the Investors and on November 4, 2005, agreed to sell a $3,000,000 convertible note to the Investors. We do not currently have enough capital to repay any of these amounts and we may never generate enough revenue to repay the amounts owed. As a result, we could be forced to curtail or abandon our business plan, making any investment in the Company worthless.

     We may be forced to sell shares of common stock and/or enter into additional convertible note financing agreements in order to repay amounts owed and continue our business plan.

Assuming the sale of all the convertible notes to the Investors, we will owe approximately $3,700,000 to such Investors, not including any accrued interest and owe other parties (as described above) an additional $200,000 in connection with the purchase of iTech, an aggregate of approximately $23,300 to our Director, Keith Moore (pursuant to two Working Capital Line of Credits, described in further detail under Item 5.01 below), $72,250 to Mr. Walters and $72,250 to Mr. Moore for accrued but unpaid salaries for those two individuals in connection with the operations of iTech. Additionally, we still owe approximately $211,500 under a promissory note with Abundant Nursing, Inc., which we have agreed to guarantee as part of the Spinoff, and approximately $212,000 under a SBA loan and line of credit, which were assumed by Newco, upon the closing of the Spinoff. We may be forced to raise additional funds to repay these amounts through the issuance of equity, equity-related or convertible debt securities. The issuance of additional common stock dilutes existing stockholdings. Additionally, in furtherance of our transaction with the Investors, we may issue additional shares of common stock throughout the term, and accordingly, our stockholders may experience significant dilution. Further procurement of additional financing through the issuance of equity, equity-related or convertible debt securities or preferred stock may further dilute existing stock. The perceived risk of dilution may cause the selling stockholder, as well as other holders, to sell their shares, which would contribute to downward movement in the price of your shares. Additionally, if such additional shares are issued, you as an investor would likely experience a devaluing of your common stock.

     We are heavily dependent on the operations of DCI for our revenues, which itself is highly dependent on the State of California as its major customer.

We anticipate approximately 90% of our revenues moving forward will come from the operations of DCI, which we acquired on November 7, 2005 in connection with the Stock Purchase Agreement described in greater detail above.
Approximately 95% of DCI's revenue comes from the State of California.   Our
dependence on the State of California as our major customer subjects us to significant financial risks in the operation of our business if the State of California were to terminate or materially reduce, for any reason, its business relationship with us. Further, the State of California is subject to unique political and budgetary constraints and has special contracting requirements that may affect our ability to obtain additional contacts. In addition, future sales to the State of California and other governmental agencies, if any, will depend on our ability to meet government contracting requirements, certain of which may be onerous or impossible to meet, resulting in our inability to obtain a particular contract. Common requirements in government contracts include bonding; provisions permitting the purchasing agency to modify or terminate, at will, the contract without penalty; and provisions permitting the agency to perform investigations or audits of our business practices. If we are unable to maintain our contracts in the State of California and/or gain new contracts in California and elsewhere, we could be forced to curtail or abandon our business plan, which would cause our shares to become worthless.

     iTech pledged substantially all of its assets and DCI's assets under a Factoring and Security Agreement.

On November 7, 2005, iTech and DCI entered into a Factoring and Security Agreement with Systran Financial Services Corporation ("Factoring Agreement" and "Systran"). The Factoring Agreement provides for iTech and DCI to sell their accounts receivables to Systran at a discount of 1.5%. As part of the Factoring Agreement, iTech and DCI pledged substantially all of their accounts receivable to secure the payment of the accounts receivable sold. If Systran is unable to collect our accounts receivable purchased from us, they could take control of all of our accounts receivable, which would substantially reduce our working capital and could force us to curtail or abandon our business plan.

     We face significant competition for our services and as a result, we may be unable to compete in the technological staffing industry.

We face significant competition for our staffing services. The markets for our services are intensely competitive and we face significant competition from a number of different sources. Several of our competitors have significantly greater name recognition as well as substantially greater financial, technical, service offerings, product development and marketing resources than we do. Additionally, competitive pressures and other factors may result in price or market share erosion that could have a material adverse effect on our business, results of operations and financial condition.

     Our results of operations have fluctuated in the past and as a result, the results of one quarter may not be indicative of our yearly results, making any investment in us speculative.

Our quarterly operating results and revenue has historically fluctuated in the past and may do so in the future from quarter to quarter and period to period, as a result of a number of factors including, without limitation:

     .   the size and timing of orders from clients;

     .   the length of sales cycles;

     . changes in pricing policies or price reductions by us or our competitors;

     . changes in revenue recognition or other accounting guidelines employed by us and/or established by the Financial Accounting Standards Board or other rule-making bodies;

     .   our success in expanding our sales and marketing programs;

     .   execution of or changes to Company strategy;

     .   personnel changes; and

     .   general market/economic factors.

Due to all of the foregoing factors, it is possible that our operating results may be below the expectations of public market analysts and investors. In such event, the price of our common stock would likely decline and any investment in us could become worthless.

     We may be unable to manage our growth.

We have a very small finance and accounting staff and, due to our limited resources, it is not always possible to have optimum segregation of accounting and finance duties. We believe that our current system of internal controls is generally adequate. However, if we are unsuccessful in attracting the capital and human resources necessary to implement and maintain an effective system of internal controls, especially in the event of further growth of the Company and if as a result we were to fail to disclose timely material items as required under the Securities Exchange Act, it could give rise to potential regulatory and/or shareholder actions, which could have a material adverse effect on our business and financial condition, and on the market value of our shares.

     Our future acquisitions, if any, may be costly and may not realize the benefits anticipated by us.

We may engage in future acquisitions, which may be expensive and time-consuming and from which we may not realize anticipated benefits. We may acquire additional businesses, technologies, products and services if we determine that these additional businesses, technologies, products and services are likely to serve our strategic goals. We currently have no commitments or agreements with respect to any acquisitions. The specific risks we may encounter in these types of transactions include the following:

o Potentially dilutive issuances of our securities, the incurrence of debt and contingent liabilities and amortization expenses related to intangible assets, which could adversely affect our results of operations and financial conditions;

o The possible adverse impact of such acquisitions on existing relationships with third-party partners and suppliers of services;

o The possibility that staff or customers of the acquired company might not accept new ownership and may transition to different technologies or attempt to renegotiate contract terms or relationships;

o The possibility that the due diligence process in any such acquisition may not completely identify material issues associated with product quality, intellectual property issues, key personnel issues or legal and financial contingencies;

o Difficulty in integrating acquired operations due to geographical distance, and language and cultural differences; and

A failure to successfully integrate acquired businesses for any of these reasons could have a material adverse effect on our results of operations.

     We face potential liability for security breaches relating to our technology.

We face the possibility of damages resulting from internal and external security breaches, and viruses. The systems with which we may interface, such as the Internet and related systems may be vulnerable to security breaches, viruses, programming errors, or similar disruptive problems. The effect of these security breaches and related issues could reduce demand for our services. Accordingly, we believe that it is critical that these facilities and related infrastructures not only be secure, but also be viewed by our customers as free from potential breach. Maintaining such standards, protecting against breaches and curing security flaws, may require us to expend significant capital.

     The Notes and August 2004 Convertible Notes become immediately due and payable upon the Company's default, and if required to pay the outstanding amount of the Notes by the Note Holders, we may be forced to sell all of our assets.

The Notes become immediately due and payable upon an event of default including:

     . failure to file a registration statement or effect the registration; . failure to pay interest and principal payments when due;
     . a breach by us of any material covenant or term or condition of the note or any agreement made in connection therewith;
     . a breach by us of any material representation or warranty made in the note or in any agreement made in connection therewith;
     . we make an assignment for the benefit of our creditors, or a receiver or trustee is appointed for us;
     . the entering of any money judgment, writ or similar process against the Company or any subsidiary of the Company's or any of its property or other assets for more than $50,000;
     . any form of bankruptcy or insolvency proceeding is instituted by or against us;
     . our failure to timely deliver shares of common stock when due upon conversions of the note; and

If we default on the note and the holder demands all payments due and payable, we will be required to pay the holders the total amount of principal and interest then due.. We do not currently have the cash on hand to repay the entire amount of the notes and as such, a default on the Notes could materially adversely effect our business, operating results or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk. Further, our obligations under the note are secured by all of our and our subsidiaries' assets. Failure to fulfill our obligations under the note and related agreements could lead to loss of these assets, which would be detrimental to our operations.

     Our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a Going Concern.

Our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a going concern primarily because we have yet to generate sufficient working capital to support our operations and our ability to pay outstanding employment taxes. The Company's most recent financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments that might result from our inability to continue as a going concern. If we are unable to continue as a going concern, you will lose your entire investment.

     Our common stock may be de-listed from the Over-The-Counter Bulletin
     Board.

The Company's Common Stock is currently listed on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "MTHC". The Company has previously come close to being de-listed from the OTCBB for failure to file its reports with the Securities and Exchange Commission in a timely fashion. The Company can give no assurances that other situations will not arise which may cause the Company to become de-listed from the OTCBB. If the Company were to be de-listed from the OTCBB for whatever reason, any investment you have in the Company may be lost.

     We heavily depend on our Chief Executive Officer and Director, David Walters and our Director Keith Moore.

The success of the Company heavily depends upon the personal efforts and abilities of David Walters and Keith Moore. Mr. Walters serves as the Company's Chief Executive Officer and Director and Keith Moore serves as our Director and together they are primarily responsible for the operation of the Company's wholly owned subsidiaries iTech and DCI. The Company has not entered into an employment agreement with Mr. Walters or Mr. Moore, however the Company's wholly owned subsidiary iTech, does have Independent Contractor Agreements with Mr. Walters and Mr. Moore (described below under "Independent Contractor Agreements"). The Company also anticipates entering into an agreement for executive management services with a yet to be formed management company owned by Mr. Walters and one of the Company's Directors, Keith Moore.


We are entirely dependent on the personal efforts and abilities of Mr. Walters and Mr. Moore, if either were to leave unexpectedly; we may not be able to execute our business plan. Our future performance depends in significant part upon the continued service of Mr. Walters and Mr. Moore as they have acquired specialized knowledge and skills with respect to our business. Additionally, because we have a relatively small number of employees when compared to other leading companies in the same industry, our dependence on maintaining our relationship with Mr. Walters and Mr. Moore is particularly significant. We cannot be certain that we will be able to retain Mr. Walters or Mr. Moore in the future. The loss of Mr. Walters or Mr. Moore could have a material adverse effect on our business and operations and cause us to expend significant resources in finding a replacement, which could cause the value of our common stock to decline or become worthless.

     There is a shortage of workers in the healthcare industry that may impede our ability to acquire qualified healthcare professionals for our continued growth.

Presently, the healthcare industry is experiencing a growing shortage of healthcare professionals especially. As the operations of DCI are in part based on the placement of healthcare professionals, there can be no assurance that we will be able to acquire qualified healthcare professionals to meet our growing needs. Any shortage in the number of professionals in the healthcare industry could impede the Company's ability to place such healthcare professionals into jobs and/or impede our growth rate. If we are unable to find qualified healthcare professionals to place in jobs, it would prevent us from continuing our current business strategy, which would have an adverse effect on the value of our common stock.

     David Walters and Keith Moore will be able to vote an aggregate of 83.9% of our common stock and therefore will be able to exercise control over corporate decisions including the appointment of new directors.

David Walters our Chief Executive Officer and Director and Keith Moore our Director (the "Majority Shareholders") will be able to vote an aggregate of 274,500,000 shares or 68.6% of our issued and outstanding common stock, once shares are issued subsequent to the filing of this Report, and will be granted an additional aggregate of 523,333,333 shares of common stock once we have affected the planned increase in the amount of our authorized common stock, such shareholders will be able to vote 745,500,000 shares (or 83.9%) of our then outstanding common stock. Accordingly, Mr. Walters and Mr. Moore will exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove the Majority Shareholders as Directors of the Company, which will mean they will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's Common Stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

     A default by us under the August 2004 Convertible Notes and Notes would enable the Buyers to take control of substantially all of our assets.

The August 2004 Convertible Notes and the Notes are secured by a Security Agreement and Intellectual Property Security Agreement under which we pledged substantially all of our assets, including our equipment, inventory, contract rights, receivables, general intangibles, and intellectual property. A default by us under the August 2004 Convertible Notes or the Notes would enable the Buyers to take control of substantially all of our assets. The Buyers of the August 2004 Convertible Notes and the Notes have no operating experience in our industry and if we were to default and the August 2004 Convertible Note and Notes Buyers were to take over control of our Company, they could force us to substantially curtail or cease our operations. If this were to happen, any investment in our Company would become substantially devalued.


RISKS RELATING TO THE COMPANY'S SECURITIES

     The issuance and sale of common stock underlying the Notes, August 2004 Convertible Notes, Warrants and the August 2004 Warrants may depress the marker price of our common stock.

As of November 9, 2005, we had 400,000,000 shares of Common Stock issued and outstanding. As of the date of this filing, the $3,000,000 in Notes issued in November 2005, are convertible into 300,000,000 shares of our common stock at the conversion price of $0.01 per share (not taking into affect any changes in the Fixed Conversion Price) and the Warrants are exercisable into 15,000,000 shares of Common Stock at an exercise price of $0.10 per share. As sequential conversions and sales take place, the price of our Common Stock may decline, and as a result, the holders of the Notes and August 2004 Convertible Notes could be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares, to the detriment of the investors. All of the shares issuable upon conversion of the Notes and August 2004 Convertible Notes and upon exercise of our Warrants and August 2004 Warrants, may be sold without restriction, upon the effectiveness of a Registration Statement covering such shares convertible in connection with the Notes and exercisable in connection with the Warrants. The sale of these shares may adversely affect the market price of our Common Stock.

     The issuance and sale of common stock underlying the Notes, August 2004 Convertible Notes, Warrants and the August 2004 Warrants represent overhang.

The Common Stock issuable upon conversion of the Notes and August 2004 Convertible Notes and exercise of the Warrants and August 2004 Warrants may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company's stock in the market than there is demand for that stock. When this happens the price of the company's stock will decrease, and any additional shares which shareholders attempt to sell in the market will only decrease the share price even more. The Notes, August 2004 Convertible Notes, Warrants and August 2004 Warrants may be converted into common stock at a discount to the market price, providing holders with the ability to sell their common stock at or below market and still make a profit. In the event of such overhang, holders will have an incentive to sell their Common Stock as quickly as possible. If the share volume of the Company's common stock cannot absorb the discounted shares, the market price per share of our Common Stock will likely decrease.

     The issuance of common stock underlying the Notes, August 2004 Convertible Notes, Warrants and the August 2004 Warrants will cause immediate and substantial dilution.

The issuance of common stock upon conversion of the Notes, August 2004 Convertible Notes and exercise of the Warrants and August 2004 Warrants will result in immediate and substantial dilution to the interests of other stockholders since the Selling Security Holders may ultimately receive and sell the full amount issuable on conversion or exercise. Although the Buyers may not convert their Notes, August 2004 Convertible Notes and/or exercise their Warrants or August 2004 Warrants if such conversion or exercise would cause them to own more than approximately 4.9% of our outstanding Common Stock, this restriction does not prevent the Buyers from converting and/or exercising some of their holdings, selling those shares, and then converting the rest of their holdings, while still staying below the 4.9% limit. In this way, the Buyers could sell more than this limit while never actually holding more shares than this limit allows. If the Buyers choose to do this it will cause substantial dilution of common stock.

     The Continuously Adjustable Conversion Price feature of our Notes, August 2004 Convertible Notes, Warrants and August 2004 Warrants could require us to issue a substantially greater number of shares, which may adversely affect the market price of our common stock and cause dilution to our existing stockholders.

Our existing stockholders will experience substantial dilution of their investment upon conversion of the Notes and August 2004 Convertible Notes and exercise of the Warrants and August 2004 Warrants. The number of shares issuable upon conversion of the Notes and August 2004 Convertible Notes could prove to be more than the number of shares we currently have outstanding and that would cause significant dilution to our existing stockholders. All of the shares of common stock convertible in connection with the Notes and August 2004 Notes and Warrants and August 2004 Warrants may be sold without restriction after the effectiveness of a Registration Statement covering such shares. The sale of these shares of common stock may adversely affect the market price of our common stock. As sequential conversions and exercises and sales take place, the price of our common stock may decline and if so, the holders of Notes and August 2004 Convertible Notes would be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares, which would cause additional dilution to our existing stockholders. Additionally, there are no provisions in the Agreement, August 2004 Convertible Notes, Notes, Warrants or August 2004 Warrants, or any other document which restrict the Buyer's ability to sell short our common stock, which they could do to decrease the price of our common stock and increase the number of shares they would receive upon conversion and thereby further dilute other stockholders.

     The market price of our common stock historically has been volatile.

The price of our shares and the trading volume of our shares have been volatile historically and may continue to be volatile. Volatility may be caused by a number of factors including but not limited to:

    o  Actual or anticipated quarterly variations in operating results;

    o  rumors about our performance or merger and acquisition activity;

    o changes in expectations of future financial performance or changes in estimates of securities analysts;

    o  governmental regulatory action;

    o  client relationship developments;

    o  purchases or sales of Company stock;

    o  changes occurring in the markets in general; and

    o  other factors, many of which are beyond our control.

Our common stock is traded on the OTCBB under the symbol MTHC. In recent years, the stock market in general has experienced extreme price fluctuations that have oftentimes been unrelated to the operating performance of the affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

     Our common stock is subject to the "Penny Stock" rules of the Commission which limits the trading market in our common stock, makes transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Our Common Stock is considered a "penny stock" as defined in Rule 3a51-1 promulgated by Commission under the Securities Exchange Act of 1934. In general, a security which is not quoted on NASDAQ nor has a market price of less than $5 per share where the issuer does not have in excess of $2,000,000 in net tangible assets is considered a penny stock. The Commission's Rule 15g-9 regarding penny stocks impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally persons with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rules, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Thus, the rules affect the ability of broker-dealers to sell our Common Stock should they wish to do so because of the adverse effect that the rules have upon liquidity of penny stocks. Unless the transaction is exempt under the rules, under the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, broker-dealers effecting customer transactions in penny stocks are required to provide their customers with (i) a risk disclosure document; (ii) disclosure of current bid and ask quotations if any; (iii) disclosure of the compensation of the broker-dealer and its sales personnel in the transaction; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. As a result of the penny stock rules the market liquidity for our Common Stock may be adversely affected by limiting the ability of broker-dealers to sell our Common Stock and the ability of purchasers to resell our Common Stock.



ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

In November 2005, the Registrant issued 25,000,000 shares of its common stock in consideration for services rendered by RES Holdings Corp. The Registrant claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Registrant took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Registrant.

On November 4, 2005, the Registrant sold Notes with a principal amount of $1,300,000 and Warrants that, as of Closing, were convertible into 130,000,000 shares of Common Stock based upon the Fixed Conversion Price of $0.01, and are exercisable into 6,500,000 shares of Common Stock at an exercise price of $0.10 per share, respectively, in a transaction that was not registered under the Securities Act of 1933 (the "Act") for an aggregate of $1,300,000. On December 27, 2005, the Registrant sold Notes with a principal amount of $850,000 that, as of Closing, were convertible into 85,000,000 shares of Common Stock based upon the Fixed Conversion Price of $0.01, and Warrants that are exercisable into 4,250,000 shares of Common Stock at an exercise price of $0.10 per share, respectively, in a transaction that was not registered under the Securities Act of 1933 (the "Act") for an aggregate of $850,000. Pursuant to an effective registration statement additional Notes with a principal amount of $850,000 convertible into 85,000,000 shares of Common Stock, if such sale had occurred at Closing, and additional Warrants exercisable into 4,250,000 shares of Common Stock, respectively, will be issued to the same Buyers in connection with the Securities Purchase Agreement. The Registrant claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Registrant took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Registrant.

In November 2005, the Company agreed to issue an aggregate of 745,500,000 shares of common stock, to two entities, 372,750,000 shares to MEL Enterprises, Ltd., beneficially owned by Keith Moore, a Director of the Company ("MEL") and 372,750,000 shares to Monarch Bay Capital Group, LLC, beneficially owned by the Chief Executive Officer of the Company and a Director, David Walters ("Monarch"), in connection with the Exchange. The Company has issued an aggregate of an additional 274,500,000 shares of common stock to the two entities, 137,250,000 to MEL and 137,250,000 to Monarch, with the remaining shares to be issued after such time as the Company is able to increase its authorized common stock. The Registrant claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Registrant took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Registrant.

In November 2005, the Registrant agreed to issue 82,833,333 shares of its common stock to Nite Capital ("Nite") in connection with a standby financing
commitment received on July 25, 2005.   Subsequent to the filing of this
Report on Form 8-K, the Company issued an aggregate of 30,500,000 shares of restricted common stock to Nite, with the remaining shares to be issued after such time as the Company is able to increase its authorized common stock. The Registrant claims an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and the Registrant took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by the Registrant.


ITEM 5.01 - CHANGES IN CONTROL OF THE COMPANY

As a result of the acquisition of iTech, the control of the Company shifted to the former shareholders of iTech. The following individuals will exercise control of the Company.

      Name                    No. of shares                    Percentage(1)
------------------           ---------------------             ----------
David Walters                  372,750,000(2)                      41.95%
Keith Moore                    372,750,000(3)                      41.95%

(1) Using 863,333,333 shares outstanding, which number includes 400,000,000 shares outstanding as of December 30, 2005 and an additional 523,333,333 shares which will be issued in connection with the Exchange, upon such time as the Company increases its authorized shares, and the cancellation of 35,000,000 shares of the Company's common stock in connection with the Spin-off.

(2) This number includes 137,250,000 shares issued to Mr. Walters in connection with the Reorganization and an additional 235,500,000 shares which will be issued to Mr. Walters upon such time as the Company increases its authorized shares. Mr. Walters beneficially owns his shares through Monarch Bay Capital Group, LLC, of which he is the sole member.

(3) This number includes 137,250,000 shares issued to Mr. Moore in connection with the Reorganization and an additional 235,500,000 shares which will be issued to Mr. Moore upon such time as the Company increases its authorized shares. Mr. Moore beneficially owns his shares through MEL Enterprises, Ltd.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 4, 2005, the Board of Directors appointed David Walters and Keith Moore as Directors of the Company.

On November 4, 2005, the Board of Directors appointed David Walters as Executive Vice President of the Company.

                          New Directors
                          -------------

David Walters

David Walters, age 43, has served as Executive Vice President and Director of the Company since November 4, 2005. Since January 2005, he has served as Chairman and CEO of iTechexpress, Inc. ("iTech"), which since Exchange has been wholly owned by the Company. Since November 7, 2005, he has served as Chief Executive Officer of Drug Consultants, Inc., which has been a wholly owned subsidiary of iTech, since November 2005. Since February 2000, he has served as a managing member of Monarch Bay Capital Group, LLC. From October 1992 through July 2000, he served as executive vice president and managing director in charge of Capital Markets for Roth Capital (formerly Cruttenden Roth, "Roth"). As an equity partner and a key senior management member, he was instrumental in building the company's revenues from $7 million to $65 million. He managed the capital markets group and led over 100 financings (public and private), raising over $2 billion in growth capital. Mr. Walters
sat on Roth's Board of Directors from 1994 through 2000.   Previously, Mr.
Walters has served as a vice president for both Drexel Burnham Lambert and Donaldson Lufkin and Jenrette in Los Angeles, and has run a private equity investment fund. Mr. Walters maintains an extensive network of specialists in research, syndication of transactions, trading and market-making for small capitalization companies. Mr. Walters has extensive experience in investment management, corporate growth development strategies and capital markets. Mr. Walters earned a B.S. in Bioengineering from the University of California, San Diego in 1985.

Keith Moore

Keith Moore, age 44, has served as a Director of the Company since November 4, 2004 and has extensive experience in growing and financing technology and service companies. Mr. Moore has served as Chairman and Chief Executive Officer of DataLogic International, Inc. since January 2005, of which he currently holds . Since April 1990 Mr. Moore has served on the Board of Directors of Service Advantage International, Inc. Since January 2005, Mr. Moore has served on the Board of Directors of iTechexpress, Inc. ("iTech"), which since November 4, 2005, has been our wholly owned subsidiary. From April 1999 to January 2005, Mr. Moore served as Chairman and Chief Executive
Officer of iTech.   Mr. Moore received his Bachelors degree in Finance from
Eastern Michigan University in 1982 and his Masters degree from Eastern Michigan University in Finance in 1984.

Independent Contractor Agreements

Both Mr. Walters and Mr. Moore entered into Independent Contractor Agreements with iTechexpress, Inc. ("iTech") on February 1, 2005 (each a "Contractor Agreement" and collectively the "Contractor Agreements"). Mr. Moore's Contractor Agreement provides for him to serve iTech in the capacity of Secretary and Director and Mr. Walters' Contractor Agreement provides for him to serve iTech in the capacity of Chief Executive Officer. The Contractor Agreements shall terminate on February 1, 2007, unless renewed in writing by the parties. Either of the Contractor Agreements may be terminated upon the breach of a term of either Contractor Agreement, which breach remains uncured for thirty (30) days or by either party, for any reason with thirty (30) days written notice. The Contractor Agreements contain confidentiality clauses and work for hire clauses. The Contractor Agreements provide that neither Mr. Walters nor Mr. Moore are employees of iTech. Mr. Walters and Mr. Moore are entitled to be paid $10,000 per month under the Contractor Agreements. As of the date of this filing, Mr. Walters has accrued $72,250 of the amount owing to him under his Contractor Agreement and Mr. Moore has accrued $72,250 of the amount owing to him under his Contractor Agreement.

Working Capital Line of Credits

On April 27, 1999, our Director, Keith Moore entered into a Working Capital Line of Credit agreement, with iTechexpress, Inc. ("iTech"), on January 1, 2001, Mr. Moore entered into a Working Capital Line of Credit agreement with Success Development Group, Inc., a wholly owned subsidiary of iTech ("SDG"), and on February 1, 2005, our Chief Executive Officer and Director, David Walters entered into a Working Capital Line of Credit agreement, with iTechexpress, Inc. (each a "Line of Credit" and collectively the "Line of Credits").

Mr. Moore's Line of credit with iTech states that iTech shall pay him the amount owing under the Line of Credit (up to $250,000) on December 31, 2005 plus any interest on the amounts outstanding as of the date the Line of Credit was entered into at the rate of 10% per annum. Interest on the Line of Credit is payable quarterly and becomes part of the principal amount of the Line of Credit if unpaid at the end of each quarter. The total amount outstanding under Mr. Moore's line of credit as of the date of this Report was $23,300.
In the event of default under the Line of Credit, which includes the failure of iTech to pay the Line of Credit when due, iTech's filing for bankruptcy, or the deterioration of the financial condition of iTech causing Mr. Moore to deem iTech insecure, the amount of unpaid principal and interest shall bear interest at the rate of 13% per annum until such time as it is paid. The Line of Credit may be extended or renewed by the mutual agreement of iTech and Mr. Moore for any reason at any time.

Mr. Moore's Line of credit with SDG states that SDG shall pay him the amount owing under the Line of Credit (up to $250,000) on December 31, 2005, plus any interest on the amounts outstanding as of the date the Line of Credit was entered into at the rate of 10% per annum. Interest on the Line of Credit is payable quarterly and becomes part of the principal amount of the Line of Credit if unpaid at the end of each quarter. The total amount outstanding under Mr. Moore's line of credit as of the date of this Report was $-0-. In the event of default under the Line of Credit, which includes the failure of SDG to pay the Line of Credit when due, SDG's filing for bankruptcy, or the deterioration of the financial condition of SDG causing Mr. Moore to deem SDG insecure, the amount of unpaid principal and interest shall bear interest at the rate of 13% per annum until such time as it is paid. The Line of Credit may be extended or renewed by the mutual agreement of SDG and Mr. Moore for any reason at any time.

Mr. Walters' Line of credit states that iTech shall pay him the amount owing under the Line of Credit (up to $250,000) on December 31, 2006, plus any interest on the amounts outstanding as of the date the Line of Credit was entered into at the rate of 10% per annum. Interest on the Line of Credit is payable quarterly and becomes part of the principal amount of the Line of Credit if unpaid at the end of each quarter. The total amount outstanding under Mr. Walters' line of credit as of the date of this Report was $-0-. In the event of default under the Line of Credit, which includes the failure of iTech to pay the Line of Credit when due, iTech's filing for bankruptcy, or the deterioration of the financial condition of iTech causing Mr. Walters to deem iTech insecure, the amount of unpaid principal and interest shall bear interest at the rate of 13% per annum until such time as it is paid. The Line of Credit may be extended or renewed by the mutual agreement of iTech and Mr. Walters for any reason at any time.

Certain Relationships and Related Transactions

On April 27, 1999, our Director, Keith Moore entered into a Working Capital Line of Credit agreement, with iTechexpress, Inc. (described above under "Working Capital Line of Credits").

On January 1, 2001, our Director, Keith Moore entered into a Working Capital Line of Credit agreement with SDG (described above under "Working Capital Line of Credits").

On February 1, 2005, our Chief Executive Officer and Director, David Walters entered into a Working Capital Line of Credit agreement, with iTechexpress, Inc. (described above under "Working Capital Line of Credits").

On February 1, 2005, the Company's wholly owned subsidiary, iTech, entered into Contractor Agreements with the Company's Chief Executive Officer and Director, David Walters and its Director Keith Moore, described above under Independent Contractor Agreements.

The Company anticipates entering into an agreement with executive management services with a management company owned by the Company's Chief Executive Officer and Director, David Walters and its Director, Keith Moore, subsequent to the filing of this Report on Form 8-K.

Pursuant to the Contractor Agreements described above, both Mr. Walters and Mr. Moore have accrued $72,250 each of payments under such Contractor Agreements as of the date of this filing.

In November 2005, the Company agreed to issue an aggregate of 745,500,000 shares of common stock, to two entities, 372,750,000 shares to MEL Enterprises, Ltd., beneficially owned by Keith Moore, a Director of the Company ("MEL") and 372,750,000 shares to Monarch Bay Capital Group, LLC, beneficially owned by the Chief Executive Officer of the Company and a Director, David Walters ("Monarch"), in connection with the Exchange. The Company has issued an aggregate of an additional 274,500,000 shares of common stock to the two entities, 137,250,000 to MEL and 137,250,000 to Monarch, with the remaining shares to be issued after such time as the Company is able to increase its authorized common stock.



ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements

    Exhibit 99.1 (filed herewith)

    iTechExpress, Inc. - Consolidated Financial Statements
    Drug Consultant, Inc. - Financial Statements

(b) Pro Forma Financial Information

    Exhibit 99.2 (filed herewith)

    MT Ultimate Healthcare Corp. and Subsidiaries Pro Forma Consolidated Financial Statements

(c) Exhibits

 2.1   Share Exchange and Reorganization Agreement (1)
10.1   Securities Purchase Agreement (November 4, 2005) (1)
10.2   Callable Secured Convertible Note with AJW Partners, LLC (1)
10.3   Callable Secured Convertible Note with AJW Offshore, Ltd. (1)
10.4   Callable Secured Convertible Note with AJW Qualified Partners, LLC (1)
10.5   Callable Secured Convertible Note with New Millennium Capital
       Partners II, LLC (1)
10.6   Stock Purchase Warrant with AJW Partners, LLC (1)
10.7   Stock Purchase Warrant with AJW Offshore, Ltd. (1)
10.8   Stock Purchase Warrant with AJW Qualified Partners, LLC (1)
10.9   Stock Purchase Warrant with New Millennium Capital Partners II, LLC (1)
10.10  Registration Rights Agreement (1)
10.11  Intellectual Property Security Agreement (1)
10.12  Security Agreement (1)
10.13  Spinoff Agreement (1)
10.14  Security Agreement (with Newco) (1)
10.15 Stock Purchase Agreement (November 7, 2005 - with Drug Consultants, Inc.) (1)
10.16  Secured Promissory Note with Drug Consultants (1)
10.17  Stock Pledge Agreement with Drug Consultants (1)
10.18 Factoring and Security Agreement (to sell accounts receivables to Systran Financial Services Corporation) (1)
10.19 Letter Agreement (states that the Company is not in default under the 1st SP Agreement unless defaults under Second) (1)
10.20  Working Capital Line of Credit (iTech) with David Walters (1)
10.21  Working Capital Line of Credit (iTech) with Keith Moore (1)
10.22  Working Capital Line of Credit (SDG) with Keith Moore (1)

(1)   Filed with Form 8-K dated November 4, 2005 on November 14, 2005




                            Signatures


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MT Ultimate Healthcare Corp.

January 4, 2006

/s/ David Walters
------------------------
David Walters
Chief Executive Officer


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